EXHIBIT 99.1




FOR IMMEDIATE RELEASE               Contact: Claire M. Chadwick, CFO
                                             973-669-7366, ext. 267


             PENNFED FINANCIAL SERVICES, INC. DECLARES 2-FOR-1 SPLIT
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                      IN THE FORM OF A 100% STOCK DIVIDEND
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     WEST ORANGE,  NJ,  September 29, 2004  (Nasdaq:PFSB)  - Joseph L. LaMonica,
President and Chief Executive Officer of PennFed Financial Services, Inc., West Orange, New Jersey, announced today that PennFed Financial Services, Inc. declared a 2-for-1 split in the form of a 100% stock dividend, payable on October 29, 2004 to stockholders of record on October 15, 2004. Generally, under the terms of this split in the form of a stock dividend, PennFed Financial Services, Inc.'s stockholders will receive a dividend of 1 share for every share held. The dividend will be paid from authorized but unissued shares of common stock of the Company. The par value of PennFed Financial Services, Inc.'s stock will not be affected by the split and will remain at $.01 per share.

     Mr. LaMonica stated that "the Company has declared this stock split as a means to reduce the price per share and to increase the market liquidity for the purpose of enhancing the security's appeal to both private and institutional investors."

     PennFed Financial Services, Inc. is the holding company for Penn Federal Savings Bank, which maintains 24 New Jersey branch offices. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.


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     This  release  contains  forward-looking  statements  that are  intended to
identify  "forward-looking   statements"  within  the  meaning  of  the  Private
Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates and demand for loans in the Company's market area, the relationship of short- term interest rates to long-term interest rates, competition and terrorist acts that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above, as well as other factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

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